Exhibit 10.2

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") dated as of the 26th day of October, 2009 is entered into by and between DK Investors, Inc., a New York corporation ("Seller") and SGK Nanostructures, Inc., a New York corporation ("Buyer").

RECITALS

WHEREAS, the Seller has historically conducted business activities in the field of commercializing proprietary technologies and capabilities that the Seller has developed or acquired and is seeking to develop in the field of nanotechnology (the "Legacy Business").

WHEREAS, the Legacy Business represented all of the Seller's operations.

WHEREAS, the Seller has determined to exit all business activities related to the Legacy Business.

WHEREAS, Seller desires to convey, sell and assign to Buyer all of Seller's right, title and interest in and to the Legacy Business, upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Recitals. The foregoing recitals are true and correct.

2.             Sale and Purchase of Assets.

2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing described in Section 6, Seller shall sell to Buyer, and Buyer shall purchase from Seller any and all assets related to the Legacy Business including, but not limited to the following (collectively, the "Assets):

(a)     Technology related to two patent applications which are pending

(b)     $ 64,246.99 which represents 50% of the current Notes, accrued salary and related expenses due to Mr. Leo

(c)     $ 110,000 Note payable due to Nano dynamics

(d)     $ 18,541.50 which represents 50% of the accrued salary due to Mr. Zucker

(e)     Any and all liabilities related to the business of SGK Nanostructures

(b)     All of the Seller's rights, title and interest in and to any agreements related to the Intangible Assets as hereinafter defined, including but not limited to, all existing agreements, if any, with contract manufacturers, resellers and suppliers (the "Agreements");

(c)     All customer and supplier lists, copies of financial and accounting records, credit and accounts receivable (as hereinafter defined) records, correspondence and other similar documents and records used and/or useful in connection with the Assets including the customer list included on Schedule 2.1(c) (collectively, the "Records"); and

(d)     All proceeds, rights, claims, credits, causes of action or rights of set-off against third parties relating to the Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties (the "Claims").

2.2 Liabilities Assumed. At the Closing, the Buyer shall assume and undertake to perform, pay, satisfy or discharge in accordance with their terms, any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise) ("Liabilities"), including any liability for taxes of Seller relating to or otherwise in respect of the Legacy Business or its operation on, before or after the Closing Date (the "Assumed Liabilities"). Assumed Liabilities shall also include the following Liabilities:

(a)     all Liabilities in respect of any and all products or services sold by Seller or any of its Affiliates relating to the Legacy Business on or before the Closing Date, including such liabilities for refunds, adjustments, allowances, exchanges, returns, warranty, merchantability, claims for breach of contract or in tort and other claims related to Seller's Legacy Business;

(b)     all Liabilities arising under or pursuant to any environmental laws, to the extent arising out of or otherwise related to Seller's ownership or operation of the Legacy Business;

(c)     all Liabilities arising out of, under or in connection with the Agreements including a breach by or default of Seller accruing under such Agreements on, prior to or after the Closing; and

(d)     all Liabilities in respect of any lawsuit, action or proceeding, pending or threatened, or any claim arising out of, relating to or otherwise in respect of the Assets or the Legacy Business that is asserted or brought by any person (including any governmental authority), based on any actual or alleged civil or criminal violation of law.

2.3 Purchase Price. The Buyer acknowledges that the pro-rata spin-off of the Legacy Business constitutes sufficient consideration for the execution and delivery of this Agreement.

3.          Representations and Warranties of Seller.

3.1 Organization and Good Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted. Seller is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to so qualify would not have a material adverse effect on the Assets or consummation of the transactions contemplated hereby.

3.2 Authority and Enforcement. Seller has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Seller has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

4.           Representations and Warranties of Buyer.

4.1 Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted. Buyer is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to so qualify would not have a material adverse effect on the consummation of the transactions contemplated hereby.

4.2 Authority and Enforcement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Buyer has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3 Information on the Company and the Legacy Business. Norman Fuchs, the president of the Buyer was the Chairman of the Board of Directors of the Seller March 30, 2005to August 18, 2009 and has been operating the Legacy Business since the Company launched such business in September 18, 2003. In addition, Mr. Fuchs has had access to such other information concerning the Legacy Business' operations, financial condition and other matters as the Buyer deemed necessary to enable Buyer to thoroughly investigate the Assets and all aspects of the transaction set forth in this Agreement. Buyer has determined that the Assets are satisfactory to Buyer in all respects and is purchasing the Assets in "as is" condition. Buyer has and will rely solely on Buyer's own independent investigations and inspections and Buyer has not relied and will not rely on any representation of Seller other than as expressly set forth in this Agreement. Buyer further acknowledges and agrees that, except for the specific representations made by Seller in this Agreement, Seller has made no representations, is not willing to make any representations, nor held out any inducements to Buyer, other than those (if any) exclusively set forth in this Agreement; and Seller is not and shall not be liable or bound in any manner by any express or implied warranties, guaranties, statements, representations or information pertaining to the Assets, except as may be specifically set forth in this Agreement.

5.       Conditions to Closing.

5.1 Conditions Precedent to Buyer's Obligation to Close. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)     The representations and warranties of Seller set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date.

(b)     No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Buyer's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

(c)      No material adverse change shall have taken place with respect to the Assets; and

(d)     All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

5.2 Conditions Precedent to Seller's Obligation to Close. The obligation of Seller to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)      The representations and warranties of Buyer set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date.

(b)      No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Buyer's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(c)      Seller shall have obtained the approval of its Board of Directors; and

(d)      All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

6.  Closing; Closing Date.

6.1 A closing of the transactions contemplated hereby (the "Closing") will take place at such time and place as mutually agreed upon by Seller and Buyer. The date on which the Closing is held is referred to in this Agreement as the "Closing Date."

6.2 Documents to be Delivered at the Closing. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following a duly executed bill of sale, dated the Closing Date, transferring to Buyer all of Seller's right, title and interest in and to the Assets together with possession of the Assets together with such other certificates, documents and instruments as Buyer may have reasonably requested in connection with the transaction contemplated hereby.

7. Obligations Post-Closing. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any of the Assets, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such Assets and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such actions.

8. Indemnity by the Buyer. The Buyer agrees that it will indemnify and hold the Seller and their respective officers, directors, employees and agents (collectively, the "Seller Indemnitees") harmless from all Liabilities incurred or suffered by the Seller. For this purpose, "Liabilities" incurred by the Seller means all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Seller, arising from, in connection with or as a result of (a) any default or breach in the performance of any of the covenants or agreements made by the Buyer in this Agreement; or (b) the operation of the Assets after the Closing by the Buyer.

9. Miscellaneous.

9.1 Expenses. Buyer and Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

9. 2 Entire Agreement; No Waiver. This Agreement and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the parties hereto with respect to its subject matter, merge and supersede all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

9.3. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of New York, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in New York County in the State of New York. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.

9.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, or by overnight mail properly receipted to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller:
DK Investors, Inc,
c/o Primary Capital LLC
80 Wall Street, 5th Floor
    New York, NY 10005
Attention: John Leo
Telephone No.: (212) 300-0070
Telecopy No.: (212) 400-4234

with a copy to (which shall not constitute notice):

Anslow + Jaclin LLP 195
Route 9 South

Facsimile: (732) 577 1188

If to Buyer:                        SGK Nanostructures, Inc.
c/o Norman Fuchs
5 Flagpole Lane
East Setauket, New York 11733

Telephone No.: (631) 681-3771 9.5 Separability. In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity- or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

9-6 Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void: provided, however, that no such consent shall be required of Buyer to assign part or all of its rights under this Agreement to one or more of its subsidiaries or affiliates.

9.7 Counterparts. This Agreement ma}' be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Seller

By:	/s/ John C. Leo
Name: John C. Leo
Title: Chief Executive Officer

Buyer

By:	/s/ Norman Fuchs
Name: Norman Fuchs
Title: Chief Executive Officer

SCHEDULES

Schedule 2.1(a) - Accounts Receivables

Schedule 2.1(c) - Customer List

Schedule 2.1(a) - Accounts Receivables

None.

Schedule 2.1(c) - Customer List

None.